UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Province Healthcare Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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105 WESTWOOD PLACE, SUITE 400
BRENTWOOD, TN 37027

April 20, 2004

To our Shareholders:

         On behalf of our Board of Directors, we cordially invite you to attend our 2004 annual meeting of shareholders, to be held on Tuesday, May 18, 2004, at 9:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The formal Notice of Annual Meeting of Shareholders appears on the following page.

         Please read the enclosed annual report to shareholders and proxy statement for our 2004 annual meeting. The enclosed proxy statement describes the specific matters that you will consider and vote upon at the annual meeting of shareholders. It is important that your shares be represented at the annual meeting. Regardless of whether you intend to attend the annual meeting, please sign, date and return the enclosed proxy card, which our Board of Directors is soliciting, as soon as possible in order that we may record your vote. If you attend the meeting, you may withdraw your proxy should you wish to vote in person.

Sincerely,
Martin S. Rash
Chief Executive Officer and
Chairman of the Board

Enclosures:
1. Proxy Card and Business Reply Envelope
2. 2003 Annual Report

IMPORTANT

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT PROMPTLY.

105 WESTWOOD PLACE, SUITE 400
BRENTWOOD, TN 37027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2004

To our Shareholders:

         Our 2004 annual meeting of shareholders will be held on May 18, 2004, at 9:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, for the following purposes:

(1)	To elect six nominees as directors;

(2)	To ratify the appointment of Ernst & Young, LLP as independent auditors of our company and its subsidiaries for the 2004 fiscal year; and

(3)	To transact such other business as may come before the annual meeting and any adjournment thereof.

         Our Board of Directors has fixed the close of business on March 23, 2004 as the record date for determining shareholders entitled to notice of and to vote at our annual meeting and any adjournment thereof.

By order of the Board of Directors,
Howard T. Wall, III, Esq.
Senior Vice President, General Counsel
and Secretary

Nashville, Tennessee
April 20, 2004

IMPORTANT

         REGARDLESS OF WHETHER YOU INTEND TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

i

105 WESTWOOD PLACE, SUITE 400
BRENTWOOD, TN 37027

PROXY STATEMENT

INTRODUCTION

         We are furnishing proxy materials to you in connection with the solicitation of proxies by our Board of Directors, to be voted at the 2004 annual meeting of shareholders for the purposes set forth in the accompanying notice, and at any meeting following an adjournment thereof. The annual meeting will be held at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, on Tuesday, May 18, 2004, at 9:00 a.m. (Central Daylight Time). We are mailing this proxy statement and the accompanying form of proxy to our shareholders on or about April 20, 2004.

         If you properly execute, return and do not revoke the enclosed proxy, the proxy will be voted in accordance with your instructions, if any. If you do not provide instructions, your proxy will be voted (a) FOR the election as directors of the nominees listed thereon and described in this proxy statement, (b) FOR ratification of the appointment of the firm of Ernst & Young, LLP as independent auditors of our company and its subsidiaries for our company’s 2004 fiscal year, and (c) in accordance with the recommendation of the Board of Directors on any other proposal that may come before our annual meeting.

         If anyone properly presents matters at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date that this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

         Those of you who sign proxies have the right to revoke them by written request to us at any time before they are voted. The giving of the proxy will not affect your right to attend our annual meeting and vote in person.

         Our Board of Directors has fixed the close of business on March 23, 2004, as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. As of the close of business on March 16, 2004, there were 150,000,000 shares of our common stock authorized for issuance, of which 49,208,220 shares were outstanding and entitled to vote at the annual meeting. Our common stock is our only outstanding voting stock.

CORPORATE GOVERNANCE

         Province’s business and affairs are managed under the direction of our Board of Directors, in accordance with our Certificate of Incorporation and Bylaws, the Delaware General Corporation Law, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. From Province’s inception, our Board and management have sought to create an environment in which the company’s affairs are managed in accordance with the highest ethical standards, while remaining true to our mission of delivering quality health care to the communities we serve. As a healthcare company, many aspects of our business, including payment for the services our hospitals provide, are heavily regulated by both the federal and state governments. Our Board has established internal policies and systems of reporting designed to ensure compliance with legal and regulatory requirements and to detect and deal with issues effectively and efficiently.

         The following is a description of our Board structure and the key policies and procedures by which we manage and conduct our business.

Board of Directors

         Our Bylaws provide that the business and affairs of our company shall be managed by or under the direction of the Board of Directors. The Board has the authority to establish the size of the Board from time to time by resolution, and has currently set the size of the Board at six members, effective from the date of the annual meeting of shareholders. A list of the nominees for election to the Board of Directors and their backgrounds and qualifications are contained under “Proposal 1. Election of Directors” on page 24 hereof.

Corporate Governance Principles

         The Board of Directors has adopted a set of Corporate Governance Principles, addressing the practices of the Board and specifying the qualifications for members of the Board of Directors, criteria for determining directors’ independence, the responsibilities of the Board and its committees and the Board’s role in evaluating the performance of our company’s Chief Executive Officer and planning for his/her succession. A copy of the Corporate Governance Principles is posted on the Company’s website at www.provincehealthcare.com.

Director Nomination Process

Identifying and Evaluating Nominees for Directors

         The Nominating and Governance Committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee reviews all materials provided by professional search firms or other parties in connection with any nominee. In evaluating each nominee, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and ability on the Board. In addition, the Nominating and Governance Committee considers the membership criteria set forth under “Director Qualifications” below.

         Although, to date, no Province shareholder has submitted a director nomination to the Nominating and Governance Committee, the Nominating and Governance Committee would consider properly submitted shareholder nominations as described below. Following verification of the shareholder status of persons proposing candidates, recommendations would be aggregated and considered by the Nominating and Governance Committee at one of its regularly scheduled meetings prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials would be forwarded to the Nominating and Governance Committee.

Shareholder Nominees

         The policy of the Nominating and Governance Committee as contained in the committee’s charter is to consider properly submitted shareholder nominations of candidates for election to the Board as described above. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and ability on the Board and to address the membership criteria set forth under “Director Qualifications.”

         Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary Province Healthcare Company 105 Westwood Place, Suite 400 Brentwood, TN 37027

Our bylaws also permit shareholders to propose their own nominees for election to the Board of Directors at an annual meeting of shareholders. For a description of the process for nominating directors in accordance with our bylaws, see “Advance Notice Procedures” on page 27.

Director Qualifications

         Our Corporate Governance Principles contain Board membership criteria that apply to Nominating and Governance Committee-recommended nominees for a position on our Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our company’s existing values and standards. They should have broad experience at the policy-making level in business, government, education, healthcare or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Director Independence

         Our Board of Directors is currently composed of a majority of directors who qualify as “independent” directors pursuant to the rules adopted by the Securities and Exchange Commission and the corporate governance standards for companies listed on the New York Stock Exchange. If the persons nominated in this proxy statement are elected to the Board of Directors at the annual meeting, five of the six members of the Board will be independent. Mr. Rash, as an executive officer of the company, is not considered “independent” of management. Our board committee structure includes Audit, Compensation, Nominating and Governance and Compliance Committees consisting entirely of independent directors.

         In determining independence, each year our Board of Directors affirmatively determines whether directors have any “material relationships” with Province. Material relationships can include current and past employment, consulting, legal, accounting, charitable, commercial, banking and familial relationships. When assessing the “materiality” of a director’s relationship with our company, our Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. In addition, under the listing standards of the New York Stock Exchange, no director can be considered “independent” who (1) is a present or former employee of our company; (2) personally receives or has an immediate family member who receives more than $100,000 per year in direct compensation from us other than director and committee fees and pension or other forms of deferred compensation; (3) is employed, or has an immediate family member employed as an executive officer of another company where any of our current executive officers serves on that company’s compensation committee; (4) is employed by or affiliated with or has an immediate family member employed by or affiliated with a present or former internal or external auditor of our company within the three previous years; or (5) is an executive officer or employee, or has an immediate family member who is an executive officer of a company that makes payments to, or receives payments from us for property or services in an amount that exceeds the greater of $1 million, or 2% of our consolidated gross revenues.

         Based on the Board’s analysis and consideration of our Corporate Governance Principles and the New York Stock Exchange director independence standards, our Board of Directors has determined that each non-management director nominated for re-election at the annual meeting of shareholders is independent of our company and its management.

Director Compensation

         Directors who are also employees of our company or its subsidiaries are not entitled to receive any fees for serving on our Board of Directors. Non-employee directors of our company receive an annual retainer of $35,000. The Chairs of the Audit, Compensation, Nominating and Governance and Compliance Committees receive $6,250, $5,000, $3,750 and $3,750, respectively. Other members of the Audit, Compensation, Nominating and Governance and Compliance Committees receive $5,000, $4,000, $3,000 and $3,000, respectively. In addition, we reimburse them for their out-of-pocket expenses incurred in their performance of services as directors. Non-employee directors of our company also are eligible to participate in our 1997 Long-Term Equity Incentive Plan. Non-employee directors, however, are not eligible to participate in our Employee Stock Purchase Plan.

Committees of the Board of Directors

         The Board of Directors has established the four standing committees described below.

         Audit Committee

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the financial reports and other financial information provided by our company to any governmental body or the public;

•	our overall compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence;

•	the performance of our company’s systems of internal controls regarding finance, accounting and legal compliance of our independent auditors; and

•	the performance of our company’s auditing, accounting and financial reporting processes generally.

         The Audit Committee operates under a written charter adopted by our Board of Directors, the full text of which is available on our website at www.provincehealthcare.com.

         In carrying out these responsibilities, the Audit Committee, among other things:

•	serves as an independent and objective party to monitor our company’s financial reporting process;

•	supervises the relationship between our company and its independent auditors, including: (i) having direct responsibility for their appointment, compensation and retention; (ii) reviewing the scope of their audit services; (iii) approving significant non-audit services; and (iv) continuing the independence of the independent auditors;

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls; and

•	performs such other duties and responsibilities as may be delegated by the Board of Directors from time to time.

         The Audit Committee is currently comprised of Messrs. Klock, Steffy, Dunn and Feldstein, each of whom the Board of Directors has determined to be “independent” as required by the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate and possesses a general understanding of basic finance and accounting practices. The Board of Directors also has determined that Mr. Klock qualifies as an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.

         Compensation Committee

         The Board of Directors has appointed a Compensation Committee to evaluate the performance of our company’s executive officers, review and approve executive officers’ compensation and bonuses and administer awards under our company’s stock plans. The Compensation Committee is also responsible for setting the compensation of the Chief Executive Officer and annually reviews his performance. The Compensation Committee is comprised of Messrs. Dunn, Steffy, Nolan and Klock. The Compensation Committee operates under a written charter adopted by our Board of Directors, the full text of which is available on our website at www.provincehealthcare.com. The Compensation Committee’s report on executive compensation can be found on page 13 of this proxy statement.

         Nominating and Governance Committee

         The Board of Directors has appointed a Nominating and Governance Committee to recommend persons to act as directors, prepare for and recommend replacements for any vacancies in director positions during the year, and to review policy issues regarding the size and composition of the Board of Directors. The Nominating and Governance Committee also reviews and makes recommendations to the

Board of Directors with respect to candidates for directors proposed by shareholders. In addition, the Nominating and Governance Committee is responsible for establishing and maintaining a set of Corporate Governance Principles for the company meeting New York Stock Exchange requirements. The Committee is responsible for establishing a code of ethics and conduct for the directors, management and employees of the company, reviewing such programs and codes on a periodic basis and recommending any proposed changes to the Board of Directors. The Nominating and Governance Committee operates pursuant to a written charter adopted by our Board of Directors, a copy of which is available on our website at www.provincehealthcare.com. The Nominating and Governance Committee is comprised of Messrs. Steffy, Nolan, Dunn, Feldstein and Klock, each of whom the Board of Directors has determined to be “independent” as required by the listing standards of the New York Stock Exchange.

         Compliance Committee

         Our Board of Directors has appointed a Compliance Committee to oversee our corporate compliance program, which focuses primarily on healthcare legal and regulatory compliance, including physician recruitment, reimbursement, cost reporting practices and laboratory and home health care operations. The Compliance Committee is comprised of Messrs. Feldstein, Dunn and Nolan.

Meetings of the Board of Directors and Committees

         The full Board of Directors convenes in four regular quarterly meetings each year. The Board may meet more frequently or may take additional actions by written consent, without a meeting as permitted by our Bylaws and by Delaware law. Directors are kept informed of our company’s business through written reports and documents and operating, financial and other reports presented at meetings of the Board of Directors and committees of the Board. Committees of the Board hold meetings in accordance with each committee’s governing charter or more frequently as needed.

         During the year ended December 31, 2003, our Board of Directors held four meetings and took four actions by unanimous written consent. In addition, the standing committees of the Board of Directors held the following meetings during 2003:

Number of Meetings
Committee	Held During 2003
Audit Committee	7
Compensation Committee	4
Nominating and Governance Committee	4
Compliance Committee	2

         Each incumbent director of our company who served on the Board of Directors during the year ended December 31, 2003 participated in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and all meetings of the committees of which the director was a member. All members of the board of directors are encouraged, but not required, to attend the annual meeting of shareholders of the company. All of our directors attended our annual meeting of shareholders in Nashville, Tennessee in May of 2003.

Communications with Board of Directors

         The Board of Directors has implemented a process by which shareholders may send communications to the Board of Directors. Shareholders and other parties interested in communicating directly with the Board of Directors or with the non-management directors as a group may do so by writing to Howard T. Wall, III, Senior Vice President and General Counsel, or by calling Province’s Compliance Hotline at (800) 625-5578. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our company’s internal audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Codes of Ethics

         Our Board of Directors has adopted a Code of Ethics meeting the requirements of Item 406 of Regulation S-K, which is applicable to our Chief Executive Officer, Chief Financial Officer and Controller. A copy of the Code of Ethics is available on our company’s website at www.provincehealthcare.com. We intend to post amendments to, or waivers from, our Code of Ethics on our website.

         The Board of Directors has also adopted revisions to our Integrity Compliance Program to meet the standards established by the New York Stock Exchange. The Integrity Compliance Program is a set of written guidelines applicable to all employees and directors of our company and its subsidiaries, which addresses Province’s standards for ethical conduct and compliance with company policies and procedures and with applicable legal requirements, including healthcare laws and regulations. A copy of the Integrity Compliance Program is available on our website at www.provincehealthcare.com. We intend to post amendments to, or waivers from, the Integrity Compliance Program (to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Controller) on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers and persons who own more than 10% of our common stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. The Securities and Exchange Commission rules also require these officers, directors and shareholders to furnish us with copies of all Section 16(a) reports they file. In the event that these reports are not filed timely, we are required to report in our proxy statement the failure to file the reports during 2003.

         Based solely upon a review of the reports furnished to us and written representations that no other reports were required, we believe that all persons required to file Section 16 reports with respect to Province complied with their reporting requirements during 2003, except that Mr. Gower did not file a Form 4 Statement of Beneficial Ownership of Securities within two business days of his purchase of Province shares on March 4, 2003. Mr. Gower subsequently filed his report on March 11, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreement with John M. Rutledge

         Mr. Rutledge resigned his position as President and Chief Operating Officer of our company effective February 1, 2004 due to health concerns. Following his resignation, Mr. Rutledge entered into an employment agreement with our company to serve in the position of Acquisition and Construction Projects Specialist. The agreement provides for customary restrictions on the use of confidential information about, his ability to compete with, and his ability to solicit employees of, our company and its subsidiaries during the term of the agreement. In exchange for these agreements, Mr. Rutledge is to receive a salary of $518,333 per year, as well as health insurance and other employee benefits. He is not eligible for bonus compensation. The term of the agreement is 28 months.

AUDIT COMMITTEE REPORT

         The Audit Committee is comprised solely of directors who satisfy the New York Stock Exchange standards for independence. The Audit Committee operates pursuant to a written charter adopted by the company’s Board of Directors. The full text of the Audit Committee’s charter is available on the company’s website (www.provincehealthcare.net).

         The Audit Committee oversees the company’s financial reporting, internal control and audit functions on behalf of the Board of Directors. Management, however, has the primary responsibility for the preparation, presentation and integrity of the company’s financial statements and accounting and financial reporting policies, and for ensuring that the company’s internal controls and procedures comply with accounting standards and applicable laws and regulations. Among other matters, the Audit Committee has the authority and responsibility to select, engage, evaluate and, when appropriate, dismiss and replace the company’s independent auditor. The Committee monitors the activities and performance of the company’s internal and independent auditors, including the scope of the audit, the fees to be paid to the independent auditor, the independence of the auditors, and retention of the independent auditor to perform non-audit services. The Committee also reviews the quality and appropriateness of the accounting policies and financial practices of the company employed by the internal and independent auditors in connection with the audits.

         The company’s management prepared and its independent auditors have audited the financial statements of the company for the fiscal year ended December 31, 2003 included in the Annual Report. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report and discussed with management the company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         In addition, the Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence. For purposes of the Committee’s evaluation of the independence of the auditors, the Committee has considered Rule 2-01 of the SEC’s Regulation S-X.

         The Committee discussed with the company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, both with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, including any significant deficiencies in the design or operation of the internal controls, and the overall quality of the company’s financial reporting. At each of the regularly scheduled meetings, the Committee met separately with the independent auditors and the company’s internal audit department in executive session without management present. The Committee also reviewed the activities of management and the company’s internal auditors to review and evaluate the company’s internal controls over financial reporting. In connection with this review, the Committee considered the scope of the evaluation process, and the recommendations of management and the internal auditors to strengthen the effectiveness of the company’s internal and disclosure control structure.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

         The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Ernst & Young, LLP as the company’s independent auditors for the fiscal year ended December 31, 2004.

Audit Committee

David R. Klock, Chairman
David L. Steffy
Winfield Dunn
Paul J. Feldstein

         The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE OFFICERS

Executive Officers

         The following table sets forth certain information concerning our executive officers as of April 1, 2004.

Name	Age	Position
Martin S. Rash	49	Chief Executive Officer and Chairman of the Board
Daniel S. Slipkovich	46	President and Chief Operating Officer
Christopher T. Hannon	41	Senior Vice President and Chief Financial Officer
James Thomas Anderson	50	Senior Vice President of Acquisitions and Development
Howard T. Wall, III	45	Senior Vice President, General Counsel and Secretary
Samuel H. Moody	55	Senior Vice President of Operations
Roberto G. Pantoja	40	Vice President and Controller
Thomas A. Salerno	48	Regional Vice President, Western Division
Thomas A. Pemberton	50	Regional Vice President, Eastern Division
Carl Wayne Gower	56	Regional Vice President, Central Division

         Mr. Rash has been a director of our company since February 1996. He has served as Chief Executive Officer of our company since December 1996 and Chairman of the Board since May 1998. He served as President of our company from December 1996 until May 2001. He was Chief Executive Officer and director of our predecessor, Principal Hospital Company, from February 1996 to December 1996. From February 1994 to February 1996, he was the Chief Operating Officer of Community Health Systems, Inc., a provider of general hospital care services in non-urban areas. Mr. Rash has served as a director of Odyssey Healthcare, Inc., a provider of hospice care, since July 2000.

         Mr. Slipkovich has served as President and Chief Operating Officer of our company since February 1, 2004. Prior to joining our company, Mr. Slipkovich served as a Division President of LifePoint Hospitals, Inc., a provider of hospital care services in non-urban areas, from May 1999 until September 2003. From October 1998 until May 1999, Mr. Slipkovich served as a Division President of the America Group of HCA Inc., a company that owns and operates hospitals. From July 1996 through September 1998, Mr. Slipkovich served as Vice President and Chief Financial Officer of the Florida Group of HCA Inc. Prior to October 1996, Mr. Slipkovich served in various financial positions with HCA Inc. and its predecessor.

         Mr. Hannon has served as Chief Financial Officer of our company since October 2002. Mr. Hannon joined our company in 1996 as Vice President and Assistant Treasurer and served as interim Chief Financial Officer of our company in 2001. From 1984 to 1996, Mr. Hannon was a member of the Healthcare Group at Suntrust Bank.

         Mr. Anderson has served as Senior Vice President of Acquisitions and Development of our company since January 1998. From January 1994 to January 1998, Mr. Anderson served as a Vice President and Regional Director of Community Health Systems, Inc., an operator of general acute care hospitals.

         Mr. Wall has served as Senior Vice President and General Counsel of our company since September 1997 and has served as Secretary since March 1998. From 1983 to September 1997, Mr. Wall was an attorney in private practice with Waller Lansden Dortch & Davis, PLLC, in Nashville, Tennessee, where he chaired the firm’s healthcare working group.

         Mr. Moody has served as Senior Vice President of Operations of our company since June 1999 and oversees financial operations of our company-owned hospitals. Prior to joining the company in 1999, he held a variety of positions with HCA Inc., a company that owns and operates hospitals, beginning as a reimbursement consultant and culminating as a Group Chief Financial Officer.

         Mr. Pantoja has served as Vice President and Controller of our company since January 1, 2004 and served as Assistant Controller from February 6, 2003 until that time. Prior to joining our company, Mr. Pantoja served as Vice President and Controller of LifePoint Hospitals, Inc., a provider of hospital care services in non-urban areas, from May 11, 1999 until October 9, 2002. From January 1995 until May 1999, Mr. Pantoja served as the Director of Financial Reporting of HCA Inc., a company that owns and operates hospitals.

         Mr. Salerno has served as Regional Vice President of our company’s Western Division since June 1998. From 1984 to June 1998, Mr. Salerno was employed by OrNda HealthCorp, a hospital management company which has now merged with Tenet Healthcare, serving in various capacities including Regional Vice President, Chief Executive Officer and Systems Chief Executive Officer.

         Mr. Pemberton has served as Regional Vice President of our company’s Eastern Division since March 2003. Prior to joining the company, Mr. Pemberton served as President of the Medical/Surgical Group at Ardent Health Services, a provider of inpatient and outpatient mental health services, from May 2001 to March 2003. From October 1999 to October 2001, Mr. Pemberton served as Vice President and Chief Operating Officer of NetCare Health Systems, Inc., an operator of acute-care community hospitals in non-urban markets. Mr. Pemberton also served as President and Chief Executive Officer of Tallahasee Community Hospital in Tallahasee, Florida from October 1997 to September 1999.

         Mr. Gower has served as Regional Vice President of our company’s Central Division since October 2002. Prior to joining our company, Mr. Gower was a founder of Iasis Healthcare, an operator of general acute care hospitals, where he served as Chief Executive Officer from October 1998 through May 2001. From March 1994 to October 1998, Mr. Gower was a Division President of HCA Inc.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

     The Compensation Committee of the Province Board of Directors has furnished the following report on executive compensation for the year ended December 31, 2003.

General

     The Compensation Committee is responsible for establishing and administering our company’s executive compensation policies and programs and for approving the compensation of the company’s chief executive officer within the framework and strategy approved by the Board of Directors. The Compensation Committee operates pursuant to a written charter, a copy of which is available on the company’s website at www.provincehealthcare.com under the caption “Investor Relations.”

Compensation Objectives

     Our company has developed and implemented a compensation strategy designed to improve its ability to attract, retain, and motivate superior executive talent. The foundation of this strategy is a belief that executive and shareholder interests should be aligned through the extensive use of variable compensation opportunities, including both annual and long-term incentives. To this end, our company targets base salaries at the median market level based on comparable positions in comparable organizations, and relies primarily on annual and long-term incentives to provide total compensation opportunities at the 75th percentile market level. This highly-leveraged compensation mix is consistent with other growth companies, and allows for executive compensation levels to move in tandem with changes in shareholder value over time.

Compensation Program

     Our company currently has three primary components to its executive compensation program:

     Base Salary. Our company believes that base salary ranges should reflect the competitive employment market at the 50th percentile (median) for comparable positions in comparable organizations (primarily publicly held health services corporations). The company establishes individual base salary levels in accordance with these guidelines, with potential adjustments to reflect any unique roles and responsibilities and/or the performance of the individual. We determine annual increases to base salary by assessing each executive’s annual performance, while taking into consideration the salary budget for our company. For the year ended December 31, 2003, base salaries paid to the five named executive officers of our company remained at the same levels as they were for the year ended December 31, 2002, except with respect to Mr. Hannon, whose base salary increased as a result of his promotion to Senior Vice President and Chief Financial Officer of our company.

     Annual Incentives. Our company believes that incentive compensation programs should be designed to provide superior pay for superior performance. Accordingly, the company targets total cash compensation levels (base salary plus annual incentives) at the 75th percentile of the competitive market when superior performance is achieved. With respect to the other executive officers named in the summary compensation table on page 16, their bonuses are based on various other factors, including budgeted earnings and growth targets for our entire company as set in the beginning of each year by the Compensation Committee.

     Target award opportunities for our company’s executive officers under the 2003 annual incentive compensation plan ranged from 50% to 100% of their respective base salary levels. Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual net income performance at the end of the year relative to budgeted net income performance at the beginning of the year.

     Our company’s annual incentive plan has historically been self-funded. As such, award payments to participants are made in cash only if the performance targets are achieved. Each of our company’s named executive officers achieved 100% of the targeted annual incentives for the year ended December 31, 2003.

     Long-Term Incentives. Our company believes that the interests of our executives should be aligned with the interests of shareholders through the use of equity-based compensation. Accordingly, the company makes periodic grants of stock options to key executives in order to align compensation opportunities with the creation of shareholder value. During the year ended December 31, 2003, Messrs. Rash, Rutledge, Anderson, Wall and Hannon received option grants of 236,000, 101,000, 51,000, 41,000, and 51,000 shares, respectively, under our Long-Term Equity Incentive Plan. This represents approximately 30% of total options granted to all employees during the year ended December 31, 2003.

     We generally determine target stock option grant levels using a methodology based on the Black-Scholes Option Pricing Model and base them on targeting total direct compensation, which is the total cash compensation plus long-term incentives, to all Province employees at the 75th percentile market levels for comparable organizations. The aggregate annual grant of stock options during the year ended December 31, 2003, as well as the anticipated annual grant of stock options for the year ended December 31, 2004, were and will be less than the 75th percentile market level. The size of the grant to any individual, as well as the size of the aggregate grant to all employees, will depend on a variety of factors, including individual performance and the performance of the company as a whole.

CEO Compensation in 2003

     The compensation program for our Chief Executive Officer falls within the general compensation strategy, framework, and guidelines established for all our executive officers, with specific compensation levels and award opportunities established by the Compensation Committee and approved by our Board of Directors.

     For the year ended December 31, 2003, Mr. Rash’s base salary remained at the same level as in 2002 at $624,000. This base salary level was below the level that would have been at the 50th percentile for chief executive officers in his competitive market, based on the review of published survey sources and peer company data, and reflective of our company’s performance.

     For the year ended December 31, 2003, Mr. Rash, like all the other executive officers of our company named in the Summary Compensation Table on page 16, received an annual cash bonus. Mr. Rash’s bonus was equal to 100% of his base salary.

Internal Revenue Code Section 162(m)

     The Committee believes that all compensation paid to officers of our company during the year ended December 31, 2003 qualified for deductibility under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE

Winfield C. Dunn, Chairman
David L. Steffy
David R. Klock
Joseph P. Nolan

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by our company for each of the years ended December 31, 2003, 2002 and 2001 to our Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

				Long-Term
		Annual Compensation (1)		Compensation
				Securities	All Other
Name and Principal Position	Year	Salary	Annual Bonus	Underlying Options	Compensation
Martin S. Rash (2)	2003	$624,000	$624,000	236,000	$31,047
Chairman of the Board and	2002	622,000	0	278,023	29,603
Chief Executive Officer	2001	589,584	0	108,421	25,226

John M. Rutledge (3)	2003	$520,000	$520,000	101,000	$21,908
President,	2002	518,333	0	443,062	21,712
Chief Operating Officer	2001	490,002	0	172,131	20,100
and Director

James T. Anderson (4)	2003	$317,200	$237,900	51,000	$15,944
Senior Vice President	2002	316,183	0	90,039	16,031
of Acquisitions and	2001	303,669	17,500	90,795	15,185
Development

Howard T. Wall, III (5)	2003	$294,840	$221,130	41,000	$14,934
Senior Vice President,	2002	293,895	0	99,593	14,673
General Counsel and	2001	282,375	0	64,467	13,871
Secretary

Christopher T. Hannon (6)	2003	$290,000	$217,500	51,000	$14,650
Senior Vice President and	2002	168,253	0	124,290	8,328
Chief Financial Officer	2001	130,502	0	27,436	6,741

(1)	The perquisites and personal benefits paid to each of the named executive officers were less than $50,000 or 10% of the total salary and bonus reported for the named executive officers, and, therefore, the amount of such other annual compensation is not reportable under Securities Exchange Commission rules.

(2)	All other compensation for 2003 included contributions by our company of: $8,050 under a 401(k) plan; $18,720 under a supplemental deferred compensation plan; $3,827 for disability insurance; and $450 for group life insurance in excess of $50,000. All other compensation for 2002 included contributions by our company of: $6,000 under a 401(k) plan; $19,176 under a supplemental deferred compensation plan; $3,977 for disability insurance; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $17,688 under a supplemental deferred compensation plan; $1,988 for disability insurance; and $450 for group life insurance in excess of $50,000.

(3)	All other compensation for 2003 included contributions by our company of $5,858 under a 401(k) plan; $15,600 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2002 included contributions by our company of: $5,475 under a 401(k) plan; $15,787 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $14,700 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000.

(4)	All other compensation for 2003 included contributions by our company of: $5,738 under a 401(k) plan; $9,516 under a supplemental deferred compensation plan; and $690 for group life insurance in excess of $50,000. All other compensation for 2002 included contributions by our company of: $5,978 under a 401(k) plan; $9,603 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $9,635 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000.

(5)	All other compensation for 2003 included contributions by our company of: $5,639 under a 401(k) plan; $8,845 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2002 included contributions by our company of: $5,557 under a 401(k) plan; $8,817 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $8,471 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000.

(6)	All other compensation for 2003 included contributions by our company of $5,650 under a 401(k) plan; $8,700 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000. All other compensation for 2002 included contributions by our company of: $4,709 under a 401(k) plan; $3,365 under a supplemental deferred compensation plan; and $254 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $3,915 under a 401(k) plan; $2,610 under a supplemental deferred compensation plan; and $216 for group life insurance in excess of $50,000.

Stock Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding grants of stock options under our 1997 Long-Term Equity Incentive Plan made to the executive officers listed in the summary compensation table during the year ended December 31, 2003. The 1997 Long-Term Equity Incentive Plan does not provide for the grant of stock appreciation rights.

					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying Options	Granted to Employees in	Exercise Price Per		Option Term (2)
Name	Granted	Fiscal Year	Share(1)	Expiration Date	5%	10%
Martin S. Rash	236,000	16.6%	$7.71	March 11, 2013	$1,144,312	$2,899,910
John M. Rutledge	101,000	7.1%	$7.71	March 11, 2013	$489,727	$1,241,063
James T. Anderson	51,000	3.6%	$7.71	March 11, 2013	$247,288	$626,675
Howard T. Wall, III	41,000	2.9%	$7.71	March 11, 2013	$198,800	$503,798
Christopher T. Hannon	51,000	3.6%	$7.71	March 11, 2013	$247,288	$626,675

(1)	Based upon the fair market value of our common stock on the date of grant of options, as determined by our Board of Directors.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any of the executive officers set forth above or any other holder of our company’s securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the above executive officers.

Option Exercises and Year-End Values

     The following table provides certain information with respect to our executive officers named in the Summary Compensation Table on page 16 concerning the exercise of options during 2003 and with respect to unexercised options at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares Acquired		December 31, 2003		December 31, 2003(1)
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Martin S. Rash	—	—	533,606	431,802	$1,783,834	$2,216,070
John M. Rutledge	—	—	669,276	342,647	1,234,483	1,027,867
James T. Anderson	35,000	$293,903	202,784	159,859	232,761	578,837
Howard T. Wall, III	—	—	201,026	118,868	315,369	495,928
Christopher T. Hannon	—	—	67,112	147,326	179,504	883,556

(1)	Based upon the closing price of our common stock of $16.00 per share as reported on the New York Stock Exchange on December 31, 2003, less the exercise price of the options.

Employment Agreements

     Our company entered into a Senior Management Agreement with Mr. Rash effective as of December 17, 1996, as amended on July 14, 1997 and October 15, 1997. Mr. Rash is our company’s Chief Executive Officer and currently receives an annual base salary determined by our Board of Directors, which is subject to adjustment by the Compensation Committee. Mr. Rash’s annual base salary may not be less than $250,000. He will be eligible to receive a bonus each year of up to fifty percent (50%) of his annual base salary for such year, based on the achievement of certain operational and financial objectives. His employment period continues until his resignation, disability, or death, or until our Board of Directors determines that termination of his employment is in our company’s interests. In the event that our company terminates Mr. Rash without cause or as a result of death or disability, we have agreed to pay him an amount equal to twice his annual base salary; provided that such severance payments cease upon acceptance of employment with an entity that owns and operates rural hospitals. Mr. Rash has agreed not to compete with our company until the earlier of: (i) termination of his employment for a period of two years; or (ii) the consummation of a sale of our company. In addition, Mr. Rash has agreed not to solicit our employees following the termination of his employment for a period of two years.

Severance Agreements

     Our company has entered into executive severance agreements with Messrs. Rash, Slipkovich, Anderson, Wall and Hannon. The agreements provide benefits to such executive officers upon:

•	termination by our company without cause;

•	termination by the executive officer with cause; and

•	termination following a change in control.

     In the event that we terminate any of these executive officers without cause, or he terminates his employment with us for cause, he will receive an amount equal to 200% of his annual base compensation determined by reference to his base salary in effect at the time of termination. Should the executive officer’s employment be terminated within 24 months after a change in control, he will receive:

•	an amount equal to 200% of his annual base compensation determined by reference to his base salary in effect at the time of change in control;

•	an amount equal to 200% of the highest annual bonus that he would be eligible to receive during the fiscal year ending during which the change in control occurs; and

•	continued insurance coverage and fringe benefits for 24 months following the change in control.

Compensation Committee Interlocks and Insider Participation

     No executive officer of our company served as a member of the compensation committee or as a director of any other entity whose executive officer serves as a director of our company.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance.

			Number of securities
			remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options, warrants	price of outstanding options,	(excluding securities reflected
	and rights	warrants and rights	in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	6,767,775	$14.05	2,357,548
Equity compensation plans not approved by security holders (2)	0	N/A	0

Total	6,767,775	$14.05	2,357,548

(1)	Represents stock options granted or issuable under our 1997 Long-Term Equity Incentive Plan.

(2)	We have no equity compensation plans not approved by our shareholders.

     Our company also sponsors an Employee Stock Purchase Plan. We do not grant or issue any shares of our common stock pursuant to such plan, but rather facilitate the purchase of shares of our common stock by employees in a cost-efficient manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of our common stock as of March 16, 2004, by:

•	each person known by us to be the beneficial owner of more than 5% of our company’s common stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table on page 16; and

•	all of our directors and executive officers as a group.

     To our knowledge, unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned. We are unaware of any person, other than those listed below, who beneficially owns more than 5% of the outstanding shares of our common stock. Under Securities and Exchange Commission rules, the number of shares shown as beneficially owned includes shares of common stock subject to options that currently are exercisable or will be exercisable within 60 days of March 16, 2004. Shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of March 16, 2004 are considered to be outstanding for the purpose of determining the percentage of the shares held by a holder, but not for the purpose of computing the percentage held by others.

     All computations are based on 49,208,220 shares of common stock outstanding on March 16, 2004.

Name of	Number of Shares	Percent of Common Stock
Beneficial Owner, Executive Officer or Director	Beneficially Owned	Beneficially Owned
Mac-Per-Wolf Company (1)
310 S. Michigan Avenue, Suite 2600
Chicago, IL 60604	4,797,545	9.7%
Waddell & Reed Ivy Investment Company (2)
6300 Lamar Avenue
Overland Park, KS 66202	3,868,800	7.9
The Northwestern Mutual Life Insurance Company (3)
720 East Wisconsin Avenue
Milwaukee, WI 53202	2,524,995	5.1
Martin S. Rash (4)(15)	1,261,951	2.5
John M. Rutledge (5)(15)	817,053	1.6
Christopher T. Hannon (6)(15)	107,677	*
Joseph P. Nolan (7)(15)	80,758	*
James T. Anderson (8)(15)	214,221	*
Howard T. Wall, III (9)(15)	246,306	*
Winfield C. Dunn (10)(15)	58,241	*
David L. Steffy (11)(15)	355,651	*
Paul J. Feldstein (12)(15)	52,594	*
David R. Klock (13)(15)	12,083	*
Michael P. Haley (14)(15)	2,000	*
All executive officers and directors as a group (17 persons)(16)	3,532,357	6.8%

*	Less than 1%

(1)	The number of shares listed as beneficially owned by Mac-Per-Wolf Company includes shares held by certain of its affiliates. Information is derived from a Schedule 13G filed by Mac-Per-Wolf Company on February 2, 2004.

(2)	The number of shares listed as beneficially owned by Waddell & Reed Ivy Investment Company includes shares held by certain of its affiliates. Information is derived from a Schedule 13G filed by Waddell & Reed Ivy Investment Company on January 30, 2004.

(3)	The number of shares listed as beneficially owned by The Northwestern Mutual Life Insurance Company includes shares held by certain of its affiliates. Information is as of December 31, 2003 and is derived from a Schedule 13G filed by The Northwestern Mutual Life Insurance Company on February 11, 2004.

(4)	Includes 640,985 shares owned directly by Mr. Rash and options to purchase 620,966 shares granted under the 1997 Long-Term Equity Incentive Plan.

(5)	Includes options to purchase 817,053 shares under the 1997 Long-Term Equity Incentive Plan.

(6)	Includes 23,713 shares owned directly by Mr. Hannon and options to purchase 83,964 shares under the 1997 Long-Term Equity Incentive Plan.

(7)	Includes options to purchase 80,758 shares under the 1997 Long-Term Equity Incentive Plan.

(8)	Includes 5,535 shares owned directly by Mr. Anderson and options to purchase 208,686 shares granted under the 1997 Long-Term Equity Incentive Plan.

(9)	Includes 12,653 shares owned directly by Mr. Wall and options to purchase 233,653 shares granted under the 1997 Long-Term Equity Incentive Plan.

(10)	Includes 5,000 shares owned directly by Mr. Dunn and options to purchase 53,241 shares under the 1997 Long-Term Equity Incentive Plan.

(11)	Includes 238,750 shares owned directly by Mr. Steffy and options to purchase 116,901 shares granted under the 1997 Long-Term Equity Incentive Plan.

(12)	Includes 25,000 shares owned directly by Mr. Feldstein and options to purchase 27,594 shares under the 1997 Long-Term Equity Incentive Plan.

(13)	Includes options to purchase 12,083 shares granted under the 1997 Long-Term Equity Incentive Plan.

(14)	Includes 2,000 shares owned directly by Mr. Haley.

(15)	The address of each of Messrs. Rash, Rutledge, Hannon, Anderson, Steffy, Dunn, Wall, Nolan, Feldstein, Klock and Haley is 105 Westwood Place, Suite 400, Brentwood, TN 37027.

(16)	Includes options to purchase 2,511,479 shares granted under the 1997 Long-Term Equity Incentive Plan.

COMPARATIVE PERFORMANCE GRAPH

     Rules promulgated by the Securities and Exchange Commission require that we include in this proxy statement a line graph that compares the yearly percentage change in cumulative total shareholder return on our company’s common stock with (a) the performance of a broad equity market indicator, the CRSP Index for the New York Stock Exchange (U.S. Companies) (the “Broad Index”) and (b) the performance of a published industry index or peer group index, the CRSP Index for hospital companies (SIC 8060-8069 U.S. Companies) (the “Industry Index”). The following graph compares the yearly percentage change in the return on our common stock since December 31, 1998 with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in our common stock and in the Broad Index and the Industry Index on December 31, 1998, and that with respect to each hypothetical investment, all dividends were reinvested. Our common stock began trading on the New York Stock Exchange on June 5, 2002. Prior to June 5, 2002, our common stock was quoted on the Nasdaq National Market under the symbol “PRHC.”

Comparison Of Cumulative Total Return For The Period Ending December 31, 2003

LEGEND

Symbol		CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
—————	▪	Province Healthcare Company	100.0	53.0	164.6	129.0	61.0	100.3
– – – – – –	«	NYSE/AMEX/Nasdaq Stock Market (US Companies)	100.0	125.2	111.0	99.2	78.7	103.7
- - - - - - - - -	•	NYSE/AMEX/NASDAQ Stocks (SIC 8060-8069 US Comp) Hospitals	100.0	98.1	172.3	169.7	133.6	148.5

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market, capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year – end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1998.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     The terms of our current directors, Martin S. Rash, John M. Rutledge, Joseph P. Nolan, David L. Steffy, Winfield C. Dunn, Paul J. Feldstein, David R. Klock and Michael P. Haley expire at the 2004 annual meeting.

     Our by-laws provide that the number of directors on our Board of Directors shall be established from time to time by resolution of the Board of Directors. Our Board of Directors has determined that the size of the Board of Directors shall be set at six directors and, upon recommendation of the Nominating and Governance Committee, has nominated the persons listed below for election at the 2004 annual meeting as directors to serve until our annual meeting of shareholders in 2005 or until their successors have been elected and qualified. Each of the nominees has consented to be a candidate and to serve as a director, if elected.

     In accordance with our bylaws, we elect directors by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting of shareholders, provided a quorum is present. Our certificate of incorporation does not provide for cumulative voting and, accordingly, the holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, you may cast only one vote per share of common stock you hold for each of the nominees.

     Unless your proxy specifies otherwise, the persons named in your proxy shall vote your shares for the individuals nominated by our Board of Directors. Should any nominee become unavailable for election, your shares will be voted for a substitute nominee selected by our current Board of Directors.

     Our Board of Directors recommends that you vote FOR the election of the following nominees:

Name	Age	Position With Company	Director Since
Martin S. Rash	49	Chief Executive Officer and Chairman of the Board	February 1996
Joseph P. Nolan (2)(3)(4)	39	Director	February 1996
Winfield C. Dunn (1)(2)(3)(4)	76	Director	February 2000
Paul J. Feldstein Ph.D. (1)(3)(4)	70	Director	May 2001
David R. Klock Ph.D. (1)(2)(3)	59	Director	February 2002
Michael P. Haley (5)	53	Director	February 2004

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

(4)	Member of the Compliance Committee

(5)	Mr. Haley was appointed to the Board in February 2004. The Nominating and Governance Committee will recommend his appointment to one or more Board committees at the Board’s meeting in May 2004.

     Biographical information about Mr. Rash can be found on page 11 of this proxy statement.

     Mr. Nolan has been a director of our company since February 1996. He has been a Senior Principal of GTCR Golder Rauner, LLC and has been a Principal of Golder, Thoma, Cressey, Rauner, Inc. (“GTCR, Inc.”), which is a general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P. (“GTCR”), since July 1996. Mr. Nolan joined GTCR, Inc. in February 1994.

     Dr. Dunn has been a director of our company since February 2000. Dr. Dunn is a former Governor of the State of Tennessee. Dr. Dunn served as Vice Chairman of the board of directors of Total eMed, Inc., a provider of web-based electronic medical transcription services, from June 1998 through September 2000. From 1993 to 1998, he served as Chairman of the Board of MedShares Management Group, Incorporated, an owner and manager of home health care agencies. Dr. Dunn served as a director of Aveta Health, Inc. (formerly known as PhyCor, Inc.), from 1988 until July 2002. He earned his D.D.S. from the University of Tennessee Dental School.

     Professor Feldstein has been a director of our company since May 2001. Professor Feldstein has held the Robert Gumbiner Chair at the Graduate School of Management, University of California, Irvine, since 1987. He has written six books and over 60 articles on healthcare. His book Health Care Economics, 5th edition, 1998, is one of the most widely used texts on health economics. During several leaves from the University, Professor Feldstein has worked at the U.S. Office of Management and Budget, Social Security Administration and the World Health Organization. Prior to joining the University of California, he was professor in both the Department of Economics and the School of Public Health at the University of Michigan. Professor Feldstein earned his Ph.D. in Economics from the University of Chicago. Professor Feldstein has served as a director of Odyssey Healthcare, Inc., a provider of hospice care, since May 2002.

     Dr. Klock has been a director of our company since February 2002. He currently is Chairman of the Board and Chief Executive Officer of CompBenefits Corporation, a prepaid dental and vision plan service. Dr. Klock has served on the board of directors of CompBenefits since 1984 and was President of that company from 1991 to 1993. Dr. Klock is co-author of four books on finance and insurance. He also has held several academic appointments, including Chairman of the Finance Department at the University of Central Florida. He earned his Ph.D. in Finance from the University of Illinois.

     Mr. Haley has been a director of our company since February 2004. He currently is President and Chief Executive Officer of MW Manufacturers, Inc., a manufacturer of windows and doors. From 1994 to 2001 and from 1980 to 1988, Mr. Haley served in various capacities with American of Martinsville (“AOM”), a furniture manufacturer and a part of the La-Z-Boy company. Mr. Haley’s last position with AOM was as Divisional President of AOM Contract and La-Z-Boy Group. From 1988 to 1994, Mr. Haley served as President of Lowenstein Furniture Group. Mr. Haley is a member of the Boards of Directors of American National Bank & Trust Company (Nasdaq: AMNB), Stanley Furniture Company (Nasdaq NM: STLY) and Aero Products in Wauconda, Illinois. Mr. Haley earned his Bachelor’s Degree in Business Administration from Roanoke College.

     On February 24, 2004, Mr. Rash recommended to the Nominating and Governance Committee the consideration of Mr. Haley as a nominee for election to the Board of Directors. After interviewing Mr. Haley and reviewing his qualifications, experience and background, along with those of a number of other potential candidates, and after affirmatively determining his independence, the Nominating and Governance Committee unanimously recommended to the Board the nomination of Mr. Haley for election to the Board of Directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of our Board of Directors has selected the firm of Ernst & Young, LLP as our independent auditors for the fiscal year ended December 31, 2004, subject to ratification by our shareholders. We anticipate that one or more representatives of Ernst & Young, LLP will be present at this year’s annual meeting of shareholders, and that they will have an opportunity to make a statement if they desire, and will be available to respond to your questions.

Audit and Non-Audit Fees

     The following table presents fees billed by Ernst & Young LLP for professional audit services and for other services rendered by Ernst & Young LLP for fiscal years 2003 and 2002:

	2003	2002
Audit Fees (1)	$857,000	$662,000
Audit-Related Fees (2)	$30,000	$29,000
Tax Fees (3)	$635,000	$596,000
All Other Fees (4)	$86,000	$19,000

Total	$1,608,000	$1,306,000

1.	Audit fees include fees associated with the annual audit, the reviews of our company’s quarterly reports on Form 10-Q, statutory audits, and assistance with and review of documents filed with the Securities and Exchange Commission.

2.	Audit-related services include fees for employee benefit plan audits.

3.	Tax fees include fees for preparation of federal and state tax returns, claims for refunds, tax payment-planning services, assistance with tax audits and appeals, and tax advice related to acquisitions, employee benefit plans, requests for rulings or technical advice from taxing authorities.

4.	All other fees include permitted advisory services.

     All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services is compatible with maintaining Ernst & Young’s independence. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of audit, audit-related and tax services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Required Vote and Recommendation

     In order to ratify the appointment of Ernst & Young, LLP as our independent auditors for the fiscal year ended December 31, 2004, we need the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at our annual meeting of shareholders. If the appointment is not ratified, we will refer the matter to the Audit Committee for further review.

     Our Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young, LLP.

GENERAL INFORMATION

Advance Notice Procedures

     Under our Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to our company (containing certain information specified in the bylaws about the shareholders and the proposed action) not less than 90 days or more than 120 days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by a shareholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement.

Shareholder Proposals for 2005 Annual Meeting

     We must receive shareholder proposals intended to be presented at the 2005 annual meeting of shareholders at our principal executive offices at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 no later than December 21, 2004, in order for the proposals to be included in the proxy statement and form of proxy for that meeting.

     Shareholder proposals to be considered at the 2005 annual meeting, other than a proposal to be included in the proxy statement, must be submitted as required and within the times prescribed by our Bylaws and Rule 14a-4 under the Securities Exchange Act of 1934.

Counting of Votes

     All matters specified in this proxy statement that are to be voted on at the annual meeting will be by written ballot. We will appoint inspectors of election to, among other things:

•	determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

•	receive votes of ballots;

•	hear and determine all challenges and questions in any way arising in connection with the right to vote; and

•	count and tabulate all votes and to determine the result.

     Each item presented in this proxy statement to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

     Inspectors of election will treat shares referred to as “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated physically on the proxy that it does not have discretionary authority to vote, inspectors of election will treat those shares as not present and not entitled to vote with respect to that matter, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

     “Householding” of Proxy Materials

     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We do not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement.

Miscellaneous

     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

     Management is not aware of any matters other than those described above that may be presented for action at the meeting. With respect to other matters that properly come before the annual meeting, we intend that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.

     We are enclosing a copy of our 2003 Annual Report along with this proxy statement.

By order of the Board of Directors,
Howard T. Wall, III, Esq.
Senior Vice President, General Counsel
and Secretary

April 20, 2004

PROXY CARD

PROVINCE HEALTHCARE COMPANY

Proxy for Annual Meeting of Shareholders

     The undersigned hereby appoints Martin S. Rash as proxy, with full power of substitution and resubstitution, to vote all of the shares of our common stock that the undersigned is entitled to vote at our 2004 annual meeting of shareholders, to be held on Tuesday, May 18, 2004, at 9:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournment thereof.

1.	Election of Directors. Nominees: Martin S. Rash, Joseph P. Nolan, Winfield C. Dunn, Paul J. Feldstein, David R. Klock and Michael P. Haley.

☐ FOR the nominees listed (except withheld to the contrary)	☐ WITHHOLD AUTHORITY to vote for any individual nominees. Write name of nominee(s) here:

2.	Proposal to ratify the appointment of Ernst & Young LLP as our company’s independent auditors for the fiscal year ending December 31, 2004.

☐  FOR                  ☐  AGAINST                  ☐  ABSTAIN

    (Continued on reverse side)

     In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy is being solicited by our Board of Directors and will be voted as specified. If not otherwise specified, the proxy named on the reverse side will vote (a) FOR the election as directors of the aforementioned nominees, (b) FOR the ratification of the appointment of Ernst & Young LLP as our company’s independent auditors, and (c) in accordance with the recommendations of our Board of Directors on any other matters that may properly come before the meeting.

Dated:

Signature

Signature, if held jointly

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

☐	I expect to attend the annual meeting.

☐	I do not expect to attend the annual meeting.